                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K



                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




                                March 29, 1994
                       (Date of earliest event reported)



                        Continental Bank Corporation
           (Exact name of registrant as specified in its charter)



      Delaware                       1-5872               36-2664023
(State or other jurisdiction       (Commission          (I.R.S. Employer
    of incorporation)              File Number)       Identification Number)




231 South LaSalle Street
Chicago, Illinois                                                   60697
(Address of principal executive offices)                          (Zip Code)




                                    312-828-1614
            (Registrant's telephone number, including area code)

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      Item 5.     Other Events.

      As reported on its current reports on Form 8-K dated January 27, 1994 and March 11, 1994 (earliest events reported), as filed with the Securities and Exchange Commission on February 7, 1994 and March 17, 1994, respectively, Continental Bank Corporation ("Continental" or "registrant"), a Delaware corporation, and BankAmerica Corporation ("BankAmerica"), a Delaware corporation, have entered into a Restated Agreement and Plan of Merger between Continental and BankAmerica dated as of January 27, 1994 (the "Restated Agreement") pursuant to which Continental will be merged with and into BankAmerica in a transaction in which BankAmerica will be the surviving entity (such transaction, the "Merger").

      Under the Restated Agreement, Continental was obligated to provide to BankAmerica certain disclosure schedules in form and detail of presentation reasonably satisfactory to BankAmerica. The Restated Agreement provides further that BankAmerica had the right to terminate the Restated Agreement during the 30 calendar day period beginning after the date of receipt by BankAmerica of the disclosure schedules if BankAmerica identified any circumstances which, in the reasonable judgment of BankAmerica's Board of Directors (including a committee thereof), acting in good faith and with due regard for principles of fair dealing, could (i) materially and adversely impact the reasonably expected financial or business benefits to BankAmerica of the Merger, (ii) be inconsistent in any material and adverse respect with any of the representations and warranties of Continental contained in the Restated Agreement, (iii) materially and adversely affect the business, operations, properties, financial condition, results of operations or prospects of Continental and its subsidiaries on a consolidated basis or (iv) deviate materially and adversely from Continental's financial statements for the year or quarter ended December 31, 1993. The 30 calendar day period during which BankAmerica could exercise such right of termination with respect to the Restated Agreement has expired, and BankAmerica did not exercise such termination right. In addition, under certain other circumstances, BankAmerica or Continental may terminate the Restated Agreement, as specified therein.

      The Restated Agreement is attached as an exhibit to Continental's current report on Form 8-K dated March 11, 1994 (earliest event reported). The foregoing discussion of the Restated Agreement does not purport to be a complete summary of the Restated Agreement and is qualified in its entirety by reference to such exhibit.

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                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     CONTINENTAL BANK CORPORATION
                                               (Registrant)



Date:  April 6, 1994               By:     /s/ KEVIN J. HALLAGAN
                                               Kevin J. Hallagan
                                               Assistant Secretary